For more information:
Pam Cranford, 336.626.8300
investorrelations@community1.com

FNB United Announces Name Change and New Stock Symbol

Asheboro, NC - FNB United Corp. (the “Company”) (NASDAQ: FNBN), announced that, effective July 1, 2013, its name will be CommunityOne Bancorp and its stock symbol will change from “FNBN” to “COB.” The change in name had been approved by the shareholders at its annual meeting of shareholders held on June 20, 2013.

“We are pleased that our shareholders overwhelmingly approved our name change to CommunityOne Bancorp,” said Brian Simpson, Chief Executive Officer of the Company. “Along with the change in stock symbol to “COB,” we now will have one brand to market to all of our stakeholders - whether they are our shareholders, customers or the public.”

“Having one name in the market reduces confusion,” added Bob Reid, President of the Company. “We will now operate under a unified name and brand that focuses on communities and pledges to our customers that serving their financial lives is our number one priority.”

About FNB United Corp.
FNB United Corp. (CommunityOne Bancorp as of July 1, 2013) is the North Carolina-based bank holding company for CommunityOne Bank, N.A. (community1.com), which offers a full range of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth and online banking services through 55 branches in 44 communities throughout the central, southern and western regions of the state.

Caution About Forward-looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company's board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its quarterly reports on Form 10-Q, and other filings made with the SEC.